ELEVATE CREDIT ANNOUNCES FOURTH QUARTER
& FULL YEAR 2019 RESULTS
Announces Record Net Income
$20 Million Increase to Share Repurchase Program

FORT WORTH, TX - February 10, 2020 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the fourth quarter and full year ended December 31, 2019.
“While 2019 was a year of transition, I am very proud of the Company’s execution against our strategic goals. We successfully deployed our new credit models, achieved record net income, and delivered bottom line value to our shareholders,” said Elevate CEO Jason Harvison. “Elevate is well positioned to continue this trend in 2020 as we maintain focus on credit quality and shareholder returns, with an eye on measured growth. We remain whole-heartedly committed to responsibly serving the enormous needs of underserved American and British non-prime citizens.”

Fourth Quarter 2019 Financial Highlights1

•
Net income: Net income for the three months ended December 31, 2019 totaled $8.3 million, or $0.19 per diluted share, more than doubling net income of $4.1 million, or $0.09 per diluted share, in the fourth quarter of 2018.

•
Revenue: Revenues decreased 9.8% for the fourth quarter of 2019 totaling $186.9 million compared with $207.3 million for the fourth quarter of 2018. Despite the drop in top-line revenue, gross profit for the fourth quarter of 2019 increased $0.3 million to $71.3 million from $71.0 million in the fourth quarter of 2018 due to improved credit quality and lower customer acquisition costs.

•	Combined loans receivable - principal: Combined loans receivable - principal totaled $640.8 million, a decrease of $7.7 million, or 1.2%, from $648.5 million at the prior year-end.

•
Customer acquisition cost: The average customer acquisition cost was $196 in the fourth quarter of 2019, below the targeted range of $250-$300 and lower than $202 for the prior-year quarter. The total number of new customer loans decreased from approximately 67,000 in the fourth quarter of 2018 to approximately 52,000 in the fourth quarter of 2019.

•
Adjusted EBITDA margin: The Adjusted EBITDA margin for the fourth quarter of 2019 was 16.7%, an increase from 15.4% in the prior year quarter. Adjusted EBITDA decreased slightly to $31.2 million, down from $31.9 million in the fourth quarter of 2018.

__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, and combined loans receivable - principal are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Fiscal Year 2019 Financial Highlights1

•	Net income: Net income for the year ended December 31, 2019 totaled $32.2 million, or $0.73 per diluted share, compared to net income of $12.5 million, or $0.28 per diluted share, in the prior year.

•
Revenue: Revenues decreased 5.0% for the year ended December 31, 2019, totaling $747.0 million compared to $786.7 million for the prior-year period. Despite the drop in top-line revenue, gross profit for 2019 increased $31.9 million, or 12%, to $302.6 million from $270.7 million in 2018 due to improved credit quality and lower customer acquisition costs.

•
Customer acquisition cost: The average customer acquisition cost was $207 for the year ended December 31, 2019, below the targeted range of $250-$300, and lower than $245 for the prior year. The number of new customer loans for the year ended December 31, 2019 totaled approximately 248,000, a decrease of 22% from approximately 316,000 for the prior year period.

•
Adjusted EBITDA margin: The Adjusted EBITDA margin for the year ended December 31, 2019 was 18.6%, an increase from 14.8% in the prior year. Adjusted EBITDA increased to $138.7 million, up $22.6 million, or 20%, from $116.1 million in the prior year.

Liquidity and Capital Resources
Interest expense in the fourth quarter of 2019 decreased to $14.8 million from $20.9 million in the fourth quarter of 2018. For fiscal year 2019, interest expense totaled $66.6 million, down $12.6 million, or 16%, from $79.2 million in fiscal year 2018. This decrease resulted from a lower cost of funds, which decreased to approximately 12.1% in fiscal year 2019 versus 14.8% in the prior year.

The Company's return on equity2 doubled for the year ended December 31, 2019, increasing to 23.6% compared to 11.7% for the prior year. Additionally, the Company's debt-to-equity ratio decreased from 4.8 at December 31, 2018 to 3.6 at December 31, 2019.

The Company's Board of Directors authorized a $20 million increase to the Company's existing common stock repurchase program providing for the repurchase of up to $30 million of the Company's common stock through July 31, 2024. The prior authorization totaled $5 million for both fiscal years 2019 and 2020. The Company purchased $3.3 million of common shares under its $5 million authorization during the second half of 2019.

Financial Outlook

For the full year 2020, the Company expects total revenue of $750 million to $770 million, net income of $35 million to $40 million, or $0.80 to $0.90 in diluted earnings per share, and Adjusted EBITDA of $135 million to $145 million.

__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, and combined loans receivable - principal are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.
2 Calculated by dividing annual net income by average stockholders' equity, based on the average of the beginning and ending balances for the periods presented.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full-year 2019 financial results on Monday, February 10th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Fourth Quarter and Full Year 2019 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on February 24, 2020, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13698115, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our expectations of future financial performance including our outlook for full fiscal year 2020 (including all statements under the heading "Financial Outlook"); our potential to drive long-term earnings growth; our expectation of continued strong earnings through 2020; and the Company’s targeted customer acquisition cost range of $250-$300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with its bank partners, has originated $8.1 billion in non-prime credit to more than 2.4 million non-prime consumers to date and has saved its customers more than $6.5 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic, Sunny and Today Card. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Trout
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Solebury Trout
Lisa Wolford, (917) 846-0881
lwolford@soleburytrout.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands, except share and per share amounts)	2019	2018	2019	2018
Revenues	$186,920	$207,288	$746,962	$786,682
Cost of sales:
Provision for loan losses	97,738	117,343	364,241	411,979
Direct marketing costs	10,114	13,450	51,283	77,605
Other cost of sales	7,765	5,467	28,846	26,359
Total cost of sales	115,617	136,260	444,370	515,943
Gross profit	71,303	71,028	302,592	270,739
Operating expenses:
Compensation and benefits	24,769	24,195	103,070	94,382
Professional services	9,441	9,389	36,715	35,864
Selling and marketing	1,536	1,910	7,381	9,435
Occupancy and equipment	5,427	4,245	20,712	17,547
Depreciation and amortization	4,440	3,821	17,380	12,988
Other	1,642	1,631	5,911	5,649
Total operating expenses	47,255	45,191	191,169	175,865
Operating income	24,048	25,837	111,423	94,874
Other income (expense):
Net interest expense	(14,820)	(20,912)	(66,646)	(79,198)
Foreign currency transaction gain (loss)	1,301	(609)	334	(1,409)
Non-operating income (loss)	14	(312)	(681)	(350)
Total other expense	(13,505)	(21,833)	(66,993)	(80,957)
Income before taxes	10,543	4,004	44,430	13,917
Income tax expense (benefit)	2,254	(128)	12,247	1,408
Net income	$8,289	$4,132	$32,183	$12,509

Basic income per share	$0.19	$0.10	$0.73	$0.29
Diluted income per share	$0.19	$0.09	$0.73	$0.28
Basic weighted-average shares outstanding	44,009,459	43,197,914	43,805,845	42,791,061
Diluted weighted-average shares outstanding	44,587,331	43,838,128	44,338,205	44,299,304

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents*	$88,913	$58,313
Restricted cash	2,294	2,591
Loans receivable, net of allowance for loan losses of $86,996 and $91,608, respectively*	573,677	561,694
Prepaid expenses and other assets*	11,608	11,418
Operating lease right of use assets	10,191	—
Receivable from CSO lenders	8,696	16,183
Receivable from payment processors*	10,651	21,716
Deferred tax assets, net	10,139	21,628
Property and equipment, net	49,989	41,579
Goodwill	16,027	16,027
Intangible assets, net	1,402	1,712
Derivative assets, net*	—	412
Total assets	$783,587	$753,273

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities *	$44,991	$44,950
Operating lease liability	14,352	—
State and other taxes payable	605	681
Deferred revenue*	12,087	28,261
Notes payable, net*	555,063	562,590
Total liabilities	627,098	636,482
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	18	18
Additional paid-in capital	193,061	183,244
Treasury stock	(3,344)	—
Accumulated deficit	(34,342)	(66,525)
Accumulated other comprehensive income	1,096	54
Total stockholders’ equity	156,489	116,791
Total liabilities and stockholders’ equity	$783,587	$753,273

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable and combined loan loss reserve.

Adjusted EBITDA and Adjusted EBITDA margin

In addition to net income determined in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” and "Adjusted EBITDA margin" in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income excluding the impact of income tax expense (benefit), non-operating (income) loss, foreign currency transaction (gain) loss associated with our UK operations, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. Management's use of Adjusted EBITDA and Adjusted EBITDA margin has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods.   The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income for the three and twelve months ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Years Ended December 31,
(Dollars in thousands)	2019	2018	2019	2018
Net income	$8,289	$4,132	$32,183	$12,509
Adjustments:
Net interest expense	14,820	20,912	66,646	79,198
Share-based compensation	2,668	2,228	9,940	8,233
Foreign currency transaction (gain) loss	(1,301)	609	(334)	1,409
Depreciation and amortization	4,440	3,821	17,380	12,988
Non-operating (income) loss	(14)	312	681	350
Income tax expense (benefit)	2,254	(128)	12,247	1,408
Adjusted EBITDA	$31,156	$31,886	$138,743	$116,095

Adjusted EBITDA margin	16.7%	15.4%	18.6%	14.8%

Supplemental Schedules

Revenue by Product

	Three Months Ended December 31, 2019
(Dollars in thousands)	Rise (US)(1)	Elastic (US)(2)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$328,571	$251,779	$580,350	$41,227	$621,577
Effective APR	124%	96%	112%	219%	119%
Finance charges	$102,701	$61,173	$163,874	$22,762	$186,636
Other	(51)	313	262	22	284
Total revenue	$102,650	$61,486	$164,136	$22,784	$186,920

	Three Months Ended December 31, 2018
(Dollars in thousands)	Rise (US)(1)	Elastic (US)(2)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$301,085	$288,917	$590,002	$50,886	$640,888
Effective APR	138%	97%	118%	243%	128%
Finance charges	$104,513	$70,684	$175,197	$31,208	$206,405
Other	517	320	837	46	883
Total revenue	$105,030	$71,004	$176,034	$31,254	$207,288

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(2)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(3)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Revenue by Product (continued)

	Year ended December 31, 2019
(Dollars in thousands)	Rise (US)(1)	Elastic (US)(2)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$306,785	$254,549	$561,334	$48,262	$609,596
Effective APR	127%	97%	113%	224%	122%
Finance charges	$389,372	$247,397	$636,769	$107,921	$744,690
Other	982	1,121	2,103	169	2,272
Total revenue	$390,354	$248,518	$638,872	$108,090	$746,962

	Year ended December 31, 2018
(Dollars in thousands)	Rise (US)(1)	Elastic (US)(2)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$293,413	$262,537	$555,950	$51,793	$607,743
Effective APR	138%	97%	119%	237%	129%
Finance charges	$405,224	$254,561	$659,785	$122,688	$782,473
Other	2,187	1,745	3,932	277	4,209
Total revenue	$407,411	$256,306	$663,717	$122,965	$786,682

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(2)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(3)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended December 31, 2019
(Dollars in thousands)	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$50,504	$32,005	$82,509	$9,130	$91,639
Net charge-offs	(58,388)	(32,453)	(90,841)	(10,028)	(100,869)
Provision for loan losses	59,983	30,341	90,324	7,414	97,738
Effect of foreign currency	—	—	—	567	567
Ending balance	$52,099	$29,893	$81,992	$7,083	$89,075
Combined loans receivable(2)(3)	$373,676	$267,903	$641,579	$38,686	$680,265
Combined loan loss reserve as a percentage of ending combined loans receivable	14%	11%	13%	18%	13%
Net charge-offs as a percentage of revenues	57%	53%	55%	44%	54%
Provision for loan losses as a percentage of revenues	58%	49%	55%	33%	52%

	Three Months Ended December 31, 2018
(Dollars in thousands)	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$48,522	$34,534	$83,056	$10,876	$93,932
Net charge-offs	(61,638)	(40,441)	(102,079)	(12,938)	(115,017)
Provision for loan losses	63,713	41,957	105,670	11,673	117,343
Effect of foreign currency	—	—	—	(206)	(206)
Ending balance	$50,597	$36,050	$86,647	$9,405	$96,052
Combined loans receivable(2)(3)	$333,001	$303,418	$636,419	$56,709	$693,128
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	12%	14%	17%	14%
Net charge-offs as a percentage of revenues	59%	57%	58%	41%	55%
Provision for loan losses as a percentage of revenues	61%	59%	60%	37%	57%

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(2)	Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

(3)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Loan Loss Reserve by Product (continued)

	Year ended December 31, 2019
(Dollars in thousands)	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$50,597	$36,050	$86,647	$9,405	$96,052
Net charge-offs	(205,577)	(124,740)	(330,317)	(41,141)	(371,458)
Provision for loan losses	207,079	118,583	325,662	38,579	364,241
Effect of foreign currency	—	—	—	240	240
Ending balance	$52,099	$29,893	$81,992	$7,083	$89,075
Combined loans receivable(2)(3)	$373,676	$267,903	$641,579	$38,686	$680,265
Combined loan loss reserve as a percentage of ending combined loans receivable	14%	11%	13%	18%	13%
Net charge-offs as a percentage of revenues	53%	50%	52%	38%	50%
Provision for loan losses as a percentage of revenues	53%	48%	51%	36%	49%

	Year ended December 31, 2018
(Dollars in thousands)	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$55,867	$28,870	$84,737	$9,052	$93,789
Net charge-offs	(228,569)	(131,719)	(360,288)	(48,872)	(409,160)
Provision for loan losses	223,299	138,899	362,198	49,781	411,979
Effect of foreign currency	—	—	—	(556)	(556)
Ending balance	$50,597	$36,050	$86,647	$9,405	$96,052
Combined loans receivable(2)(3)	$333,001	$303,418	$636,419	$56,709	$693,128
Combined loan loss reserve as a percentage of ending combined loans receivable	15%	12%	14%	17%	14%
Net charge-offs as a percentage of revenues	56%	51%	54%	40%	52%
Provision for loan losses as a percentage of revenues	55%	54%	55%	40%	52%

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(2)	Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

(3)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended December 31, 2019
	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	148,251	152,647	300,898	89,965	390,863
New customer loans originated	28,163	12,000	40,163	11,359	51,522
Former customer loans originated	24,815	14	24,829	—	24,829
Attrition	(48,794)	(15,137)	(63,931)	(28,799)	(92,730)
Ending number of combined loans outstanding	152,435	149,524	301,959	72,525	374,484
Customer acquisition cost	$242	$212	$233	$67	$196
Average customer loan balance	$2,297	$1,719	$2,011	$464	$1,711

	Three Months Ended December 31, 2018
	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	140,218	167,045	307,263	94,173	401,436
New customer loans originated	28,838	18,388	47,226	19,450	66,676
Former customer loans originated	24,645	140	24,785	—	24,785
Attrition	(50,943)	(19,176)	(70,119)	(24,174)	(94,293)
Ending number of combined loans outstanding	142,758	166,397	309,155	89,449	398,604
Customer acquisition cost	$216	$253	$231	$132	$202
Average customer loan balance	$2,167	$1,746	$1,940	$544	$1,627

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

Customer Loan Data by Product (continued)

	Year ended December 31, 2019
	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	142,758	166,397	309,155	89,449	398,604
New customer loans originated	108,813	50,912	159,725	87,981	247,706
Former customer loans originated	80,624	62	80,686	—	80,686
Attrition	(179,760)	(67,847)	(247,607)	(104,905)	(352,512)
Ending number of combined loans outstanding	152,435	149,524	301,959	72,525	374,484
Customer acquisition cost	$248	$226	$241	$145	$207

	Year ended December 31, 2018
	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
New customer loans originated	111,860	99,820	211,680	104,803	316,483
Former customer loans originated	86,278	746	87,024	—	87,024
Attrition	(196,170)	(74,841)	(271,011)	(95,864)	(366,875)
Ending number of combined loans outstanding	142,758	166,397	309,155	89,449	398,604
Customer acquisition cost	$275	$240	$259	$218	$245

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd., as a variable interest entity under GAAP, and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Beginning in the fourth quarter of 2018, the Company also licensed its Rise installment loan brand to a third party lender, FinWise Bank, which originates Rise installment loans in nineteen states. FinWise Bank initially provides all of the funding and retains a percentage of the balances of all of the loans originated and sells the remaining loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Prior to August 1, 2019, FinWise Bank retained 5% of the balances, and sold a 95% participation to EF SPV, Ltd. Starting August 1, 2019, the participation percentage changed to 96%. Elevate is required to consolidate EF SPV, Ltd., as a variable interest entity under GAAP, and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 96% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. In Texas, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business), or, “CSO,” and the loans are originated by an unaffiliated third party. There are no new loan originations in Ohio commencing in April 2019, but the Company continues to have obligations as the CSO until the wind-down of this portfolio is complete. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third party lender; and

•	Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which the Company uses as a non-GAAP measure); and

•	Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2018				2019
(Dollars in thousands)	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31

Company Owned Loans:
Loans receivable – principal, current, company owned	$471,996	$493,908	$525,717	$543,405	$491,208	$523,785	$543,565	$559,169
Loans receivable – principal, past due, company owned	60,876	58,949	69,934	68,251	55,286	55,711	65,824	63,413
Loans receivable – principal, total, company owned	532,872	552,857	595,651	611,656	546,494	579,496	609,389	622,582
Loans receivable – finance charges, company owned	31,181	31,519	36,747	41,646	32,491	31,805	35,702	38,091
Loans receivable – company owned	564,053	584,376	632,398	653,302	578,985	611,301	645,091	660,673
Allowance for loan losses on loans receivable, company owned	(80,497)	(76,575)	(89,422)	(91,608)	(76,457)	(75,896)	(89,667)	(86,996)
Loans receivable, net, company owned	$483,556	$507,801	$542,976	$561,694	$502,528	$535,405	$555,424	$573,677
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$33,469	$35,114	$36,649	$35,529	$27,941	$21,099	$18,633	$17,474
Loans receivable – principal, past due, guaranteed by company	1,123	1,494	1,661	1,353	696	596	697	723
Loans receivable – principal, total, guaranteed by company(1)	34,592	36,608	38,310	36,882	28,637	21,695	19,330	18,197
Loans receivable – finance charges, guaranteed by company(2)	2,612	2,777	3,103	2,944	2,164	1,676	1,553	1,395
Loans receivable – guaranteed by company	37,204	39,385	41,413	39,826	30,801	23,371	20,883	19,592
Liability for losses on loans receivable, guaranteed by company	(3,749)	(3,956)	(4,510)	(4,444)	(3,242)	(1,983)	(1,972)	(2,079)
Loans receivable, net, guaranteed by company(3)	$33,455	$35,429	$36,903	$35,382	$27,559	$21,388	$18,911	$17,513
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$505,465	$529,022	$562,366	$578,934	$519,149	$544,884	$562,198	$576,643
Combined loans receivable – principal, past due	61,999	60,443	71,595	69,604	55,982	56,307	66,521	64,136
Combined loans receivable – principal	567,464	589,465	633,961	648,538	575,131	601,191	628,719	640,779
Combined loans receivable – finance charges	33,793	34,296	39,850	44,590	34,655	33,481	37,255	39,486
Combined loans receivable	$601,257	$623,761	$673,811	$693,128	$609,786	$634,672	$665,974	$680,265

	2018				2019
(dollars in thousands)	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31

Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(80,497)	$(76,575)	$(89,422)	$(91,608)	$(76,457)	$(75,896)	$(89,667)	$(86,996)
Liability for losses on loans receivable, guaranteed by company	(3,749)	(3,956)	(4,510)	(4,444)	(3,242)	(1,983)	(1,972)	(2,079)
Combined loan loss reserve	$(84,246)	$(80,531)	$(93,932)	$(96,052)	$(79,699)	$(77,879)	$(91,639)	$(89,075)
Combined loans receivable – principal, past due(3)	$61,999	$60,443	$71,595	$69,604	$55,982	$56,307	$66,521	$64,136
Combined loans receivable – principal(3)	567,464	589,465	633,961	648,538	575,131	601,191	628,719	640,779
Percentage past due	11%	10%	11%	11%	10%	9%	11%	10%
Combined loan loss reserve as a percentage of combined loans receivable(3)	14%	13%	14%	14%	13%	12%	14%	13%
Allowance for loan losses as a percentage of loans receivable – company owned	14%	13%	14%	14%	13%	12%	14%	13%

(1) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(2) Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.
(3) Non-GAAP measure.